EXHIBIT 21




                LIST OF SUBSIDIARIES OF THE REGISTRANT
                         AT DECEMBER 31, 1993



          Pennsylvania Power Company - Incorporated in Pennsylvania


          OES Fuel, Incorporated - Incorporated in Ohio


          OES Capital, Incorporated - Incorporated in Ohio


                        Statement of Differences
                        ------------------------
               Exhibit Number 21, List of Subsidiaries of the
               Registrant at December 31, 1993, is not included in the printed document.